Exhibit 99.1

                         MITEK SURGICAL PRODUCTS, INC.

                      STOCKHOLDER'S PROXY SOLICITED BY THE
                             BOARD OF DIRECTORS OF
                         MITEK SURGICAL PRODUCTS, INC.
                     FOR A SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON          , 1995

To: Mitek Surgical Products, Inc. ("Mitek")

I appoint Kenneth W. Anstey and Barry Weinberg, individually and together, as my proxies, with power of substitution, to vote all of my shares of Mitek common
stock at the Special Meeting of Stockholders of Mitek to be held on            ,
1995 at 10:00 a.m. and at any adjournment or postponement of the meeting.

I have filled in the appropriate boxes on the other side of this card, but in the absence of any instructions from me, my proxies will vote "FOR" Item 1. My proxies may vote according to their discretion on any other matter which may properly come before the meeting. I may revoke this proxy prior to its exercise.

               Please sign and date the other side of this card.

                      (Please fill in the appropriate boxes on the other side)



(Continued from other side)

                         MITEK SURGICAL PRODUCTS, INC.

               PLEASE MARK YOUR CHOICES LIKE THIS [ ] IN BLUE OR BLACK INK IN
                           THE APPROPRIATE BOX BELOW

         The Board of Directors recommends that you vote "FOR" Item 1.

Item No. 1 -- Approval and adoption of the Agreement and Plan of Merger dated as of January 3, 1995 among Johnson & Johnson, MTS Merger Corp. and Mitek.
FOR [ ] AGAINST [ ] ABSTAIN [ ]


                                      x  ____________________________________
                                                     Signature


                                      x  ____________________________________
                                                     Signature


                                         ____________________________________
                                                       Dated

Please sign exactly as name(s) appear(s) to the left. Trustees, executors and other fiduciaries should indicate their capacity. Shares held by corporations, partnerships, associations, etc., should be signed by an authorized person, giving full title of authority. If shares are held jointly, each stockholder named should sign. Date and promptly return this card in the envelope provided.